Exhibit 99.5

HOME FEDERAL BANCORP, INC.	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP, INC. FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _________ __, 2007, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the _________ ______________ located at ____________________, Nampa, Idaho, on _______, _____________ __, 2007, at _:00 _.m., Mountain time, and at any and all adjournments thereof, as follows:

(1)

The approval of an amended plan of conversion and reorganization providing for the conversion of Home Federal MHC, Home Federal Bancorp, Inc. and Home Federal Bank  from the mutual holding company structure to the stock holding company form including the formation of a new holding company, new Home Federal Bancorp, Inc., and the sale of shares of its common stock to eligible depositors, borrowers and other members of the public.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2)	To consider and vote upon any other matters that may lawfully come before the special meeting

FOR ☐ AGAINST ☐ ABSTAIN ☐

This proxy also provides voting instructions to the trustees of the Home Federal Bancorp, Inc. 401(k) Savings Plan and Trust and the Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” adoption of the PLAN OF CONVERSION AND REORGANIZATION, and “FOR” adjournment of the Special Meeting, if necessary.  Please date and sign this proxy on the reverse side and return it in the enclosed envelope. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

HOME FEDERAL BANCORP, INC.	REVOCABLE PROXY

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders to be held on the __ day of _________, 2007 and a Proxy Statement/Prospectus for the Special Meeting prior to the signing of this proxy.

Signature	Date

Signature	Date

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return “ALL” proxies from “ALL” packets received in the enclosed postage paid envelope.